                                                                    EXHIBIT 99.1


     IDEX REPORTS RECORD 2004 ORDERS, SALES, NET INCOME AND FREE CASH FLOW;
            FOURTH QUARTER BASE BUSINESS SALES GROWTH OF 12 PERCENT;
        12TH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR GROSS MARGIN EXPANSION

NORTHBROOK, IL, JANUARY 20, 2005 - IDEX CORPORATION (NYSE: IEX) today reported record orders, sales, net income and free cash flow for the 12-month period ended December 31, 2004. For the latest quarter, the company's financial results were also significantly improved versus the prior-year period. Orders in the fourth quarter of 2004 increased 23 percent, sales were up 23 percent, and diluted earnings per share rose 34 percent to 43 cents. For the full year 2004, orders increased 18 percent, sales grew 16 percent, and diluted earnings per share were $1.68, up 34 percent versus 2003.

2004 HIGHLIGHTS

o Orders were a record $942.4 million, 18 percent higher than a year ago; base business orders - excluding acquisitions and foreign currency translation - were up 9 percent.

o Sales of $928.3 million set a new record and were up 16 percent from last year; base business sales - excluding acquisitions and foreign currency - were up 7 percent.

o Gross margins improved 120 basis points to 40.0 percent of sales, while operating margins at 16.1 percent were 230 basis points higher than 2003.

o    Net income rose 39 percent to $86.4 million.

o    Diluted EPS of $1.68 was 43 cents ahead of last year.

o Record EBITDA of $179.6 million was 19 percent of sales and covered interest expense by 12 times.

o    Debt-to-total capitalization at December 31 was 24 percent.

o Free cash flow was strong at $121.2 million, a new record, and 1.4 times net income.

o Four strategic acquisitions were completed in 2004 - Vetter, Systec, Scivex and Dinglee.

o Operational excellence disciplines continue, fueling new product innovation to drive growth.


"We are pleased to report record results for 2004. The momentum we experienced throughout the year continued in the fourth quarter, as our business units delivered record orders, sales and cash flows and our 12th consecutive quarter of year-over-year gross margin expansion. The period also marked our 10th consecutive quarter of year-over-year earnings growth and our 9th consecutive quarter of year-over-year organic sales growth. We are especially pleased with the organic revenue growth of 12 percent during the quarter - clear evidence that our organic growth strategy is working. All three segments experienced organic growth. Our recent performance reflects the improved economy, as well as our operational excellence discipline and continuous drive to innovate new products that meet critical-to-customer needs. Although the short cycle nature of our business limits our visibility on the first quarter and remainder of 2005, we enter the year well positioned for continued growth and are using all the tools at our disposal to drive revenues, profitability and cash generation."

                                     Dennis K. Williams
                                      Chairman, President and CEO

2004 FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

                                                                   YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------
                                                          2004               2003             Change
                                                       ------------      ------------      ------------
Orders Written                                         $      942.4      $      797.8                18%
Sales                                                         928.3             797.9                16
Operating Income                                              149.4             109.9                36
Operating Margin                                               16.1%             13.8%              230 bp
Net Income                                             $       86.4      $       62.4                39%
Diluted EPS                                                    1.68              1.25                34

Other Data
      --Income before Taxes                            $      133.9      $       96.7                38%
      --Depreciation and Amortization                          30.9              29.5                 5
      --Interest                                               14.8              14.1                 5
      --EBITDA                                                179.6             140.3                28
      --Cash Flow from Operating Activities                   142.3             111.7                27
      --Capital Expenditures                                   21.1              20.3                 4
      --Free Cash Flow                                        121.2              91.4                33

2004 ORDERS, SALES, AND NET INCOME SET NEW RECORDS

Orders for the year totaled a record $942.4 million and were 18 percent higher than last year. Excluding the impact of foreign currency translation and acquisitions since the beginning of 2003, orders were 9 percent higher in 2004 than in 2003.

Sales for 2004 increased 16 percent to a record $928.3 million, from $797.9 million a year earlier. Acquisitions accounted for a 6 percent improvement, foreign currency translation added 3 percent, and base business sales rose 7 percent. Base business sales grew 10 percent domestically and 2 percent internationally during the year. Base business sales to international customers were 43 percent of total 2004 sales, compared with 45 percent in 2003.

For the year, operating margins were 16.1 percent, 230 basis points higher than the 13.8 percent reported in the prior year. This improvement reflects volume leverage, along with a 120 basis point improvement in gross margin to 40.0 percent, resulting mainly from the company's Global Sourcing, Six Sigma and Lean Manufacturing initiatives. Higher total SG&A expenses year-over-year reflect acquisitions, volume-related expenses, and reinvestment in the businesses to drive organic growth. SG&A expenses as a percent of sales declined to 23.9 percent in 2004 versus 25.0 percent last year.

Full year 2004 net income of $86.4 million increased 39 percent over the prior year. Diluted earnings per share of $1.68 rose 43 cents, or 34 percent, from the $1.25 reported in 2003.

For the year, the Pump Products Group contributed 58 percent of sales and 54 percent of operating income; the Dispensing Equipment Group accounted for 18 percent of sales and 19 percent of operating income; and Other Engineered Products represented 24 percent of sales and 27 percent of operating income.

FOURTH QUARTER FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

                                                                             FOR THE QUARTER ENDED
                                                 ---------------------------------------------------------------------------
                                                                          Dec. 31,                        Sept. 30,
                                                  DEC. 31,       --------------------------       --------------------------
                                                    2004            2003           Change            2004           Change
                                                 ----------      ----------      ----------       ----------      ----------
Orders Written                                   $    238.8      $    193.8              23%      $    235.0               2%
Sales                                                 242.6           198.0              23            237.6               2
Operating Income                                       38.3            28.0              37             40.0              (4)
Operating Margin                                       15.8%           14.1%            170bp           16.8%           (100)bp
Net Income                                       $     22.7      $     16.2              40%      $     23.2              (2)%
Diluted EPS                                             .43             .32              34              .44              (2)

Other Data
      --Income before Taxes                      $     34.3      $     25.1              37%      $     35.7              (4)%
      --Depreciation and Amortization                   7.6             6.6              16              7.9              (4)
      --Interest                                        3.9             3.4              14              3.9              --
      --EBITDA                                         45.8            35.1              31             47.5              (4)
      --Cash Flow from Operating Activities            48.1            21.4             125             42.0              15
      --Capital Expenditures                            6.3             6.7              (6)             5.0              25
      --Free Cash Flow                                 41.8            14.7             184             37.0              13


FOURTH QUARTER ORDERS, SALES, AND NET INCOME IMPROVE SIGNIFICANTLY
YEAR-OVER-YEAR

New orders in the fourth quarter totaled a record $238.8 million, 23 percent higher than the same period of 2003. Excluding the impact of foreign currency translation and acquisitions, orders were 13 percent higher than the fourth quarter of 2003. At December 31, 2004, IDEX had an unfilled order backlog of just over one month's sales.

Sales in the fourth quarter were $242.6 million, an all-time quarterly high, reflecting a 23 percent increase over the same period of 2003. Compared with last year, base business shipments grew 12 percent, foreign currency translation provided a 3 percent improvement, and acquisitions accounted for an 8 percent increase. Base business sales grew 17 percent domestically and were up 5 percent internationally during the recent quarter. Sales to international customers from base business represented 42 percent of the total, compared with 45 percent last year.

Fourth quarter gross margin of 39.6 percent of sales was 90 basis points higher than the fourth quarter of 2003. The fourth quarter 2004 operating margin was
15.8 percent of sales, 170 basis points higher than last year. The increase in operating margin is attributable to increased sales volume across all three segments and the continuing favorable impact of savings realized from the company's Global Sourcing, Six Sigma and Lean Manufacturing initiatives. Total SG&A expense for the fourth quarter of $57.8 million increased from $48.8 million a year earlier primarily due to acquisitions and volume, while SG&A as a percent of sales declined 80 basis points to 23.8 percent of sales from 24.6 percent in the fourth quarter of 2003.

Net income of $22.7 million increased 40 percent over last year's fourth quarter. Diluted earnings per share of 43 cents improved 11 cents from last year.

FOURTH QUARTER SEGMENT RESULTS

For the fourth quarter, Pump Product sales of $144.8 million rose 23 percent compared to 2003, reflecting 12 percent base business growth, a 2 percent favorable impact from foreign currency translation, and a 9 percent increase due to acquisitions. Operating profit of $25.1 million increased 26 percent and represented a 30 basis point operating margin improvement compared with the fourth quarter of 2003, attributable to volume leverage and the impact of operational excellence initiatives.

Dispensing Equipment sales in the fourth quarter of $42.7 million increased 20 percent, reflecting a 5 percent increase due to foreign currency translation and a 15 percent increase in base business. Operating profit of $6.9 million increased 34 percent and represented a 180 basis point operating margin improvement compared with a year ago, due primarily to volume leverage and the company's operational excellence initiatives.

Sales of Other Engineered Products during the fourth quarter totaled $56.1 million, an increase of 23 percent, reflecting 8 percent base business growth, 3 percent favorable foreign currency translation, and a 12 percent improvement due to acquisitions. Operating profit of $13.1 million increased 55 percent and represented a 480 basis point operating margin improvement compared with the year-ago quarter, largely attributable to volume and the impact of operational excellence initiatives.

STRONG FINANCIAL POSITION AND RECORD FREE CASH FLOW

IDEX ended the year with total assets of $1.2 billion and working capital of $114.6 million. Total debt increased by $48.8 million during the year. The increase reflects the previously announced acquisitions of Vetter (January
2004); Systec (April 2004); Scivex (May 2004); and Dinglee (July 2004), partially offset by free cash flow generation during the period. In 2004, free cash flow (cash flow from operating activities less capital expenditures) was a record $121.2 million. For the year, EBITDA (earnings before interest, taxes, depreciation and amortization) totaled a record $179.6 million (19 percent of sales) and covered interest expense by 12 times. Debt-to-total capitalization at December 31, 2004, was 24 percent.

STRATEGIC ACQUISITIONS CONTINUE

"In 2004, acquisitions continued to be an important part of our growth strategy," said Williams. "During the year, we completed four transactions -- Vetter in Germany, Dinglee in China, and Systec and Scivex in the United States. Vetter is a leader in pneumatic rescue products that fit well with our hydraulic rescue tools business. Dinglee is the leading rescue tool company in China and an important portal into the Chinese market for both our rescue tools and fire suppression products. Scivex and Systec are an excellent fit with our Rheodyne business, giving us unmatched capability to supply components and sub-systems to the analytical instrumentation, medical device, and clinical diagnostic markets. We are continually evaluating our business development opportunities and believe we will continue to find sensible acquisition candidates that will enable us to deploy our strong cash flow from operations."

PROGRESS CONTINUES ON OPERATIONAL EXCELLENCE INITIATIVES

"We are using our long-term initiatives to create top- and bottom-line growth," Williams said. "Our drive for rapid process improvement is increasing the gross margin. For 2004, the gross margin was 40 percent of sales. Six Sigma, Lean Manufacturing and Global Sourcing continue to contribute to our margin expansion. In 2004, savings from Six Sigma and Lean Manufacturing totaled $11.4 million, while Global Sourcing savings were $13.0 million, representing a savings of 25 percent versus our prior sources."

2005 OUTLOOK: RESULTS DEPEND ON PACE OF NEW ORDERS, SPEED OF RECOVERY

Looking ahead, Williams said, "We are pleased with our financial and operating performance in 2004 and enter 2005 with significant momentum in the business. We expect economic conditions to remain favorable as we continue to leverage rapid process improvement to meet customer needs, drive earnings and fund innovation to support our organic growth. As a short cycle business, we are mindful that our financial performance is reliant on the current pace of incoming orders. Although we have limited visibility on future business conditions, we believe IDEX is well positioned for earnings expansion, based on our lower cost levels resulting from our operational excellence discipline, our investments in new products, applications and global markets, and our pursuit of strategic acquisitions to complement our longer-term profitable growth."

CONFERENCE CALL TO BE BROADCAST OVER THE INTERNET

IDEX will broadcast its fourth quarter conference call over the Internet on Thursday, January 20, at 1:30 p.m. CST. Chairman, President and Chief Executive Officer Dennis Williams, Chief Operating Officer Larry Kingsley, and Vice President and Chief Financial Officer Dom Romeo will discuss the company's recent financial performance and respond to questions from the financial analyst community.

IDEX invites interested investors to listen to the presentation, which will be carried live on the Internet at its Web site: www.idexcorp.com. To hear the live call, log on to the site several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up for the event, or download the correct applications at no charge. Investors will be able to access a replay of the call through February 10 at the IDEX site or by dialing 800-839-4232 (or 402-998-1196 for international participants) using the pass code "IDEX."

A NOTE ON EBITDA AND FREE CASH FLOW

EBITDA means earnings before interest, income taxes, depreciation and amortization, and free cash flow means cash flow from operating activities less capital expenditures. Management uses these non-GAAP financial measures as internal operating metrics. Management believes these measures are useful as analytical indicators of leverage capacity and debt servicing ability, and uses them to measure financial performance as well as for planning purposes. However, they should not be considered as alternatives to net income, cash flow from operating activities or any other items calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definitions of EBITDA and free cash flow used here may differ from those being used by other companies.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends," and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world, pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX's results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

ABOUT IDEX

IDEX Corporation is the world leader in fluid-handling technologies for positive displacement pumps and pump modules and systems, dispensing equipment for color formulation, and other highly engineered products including fire suppression equipment, rescue tools, and stainless steel band clamping systems. Its products are sold to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX."

       FOR FURTHER INFORMATION ON IDEX CORPORATION AND ITS BUSINESS UNITS,
                VISIT THE COMPANY'S WEB SITE AT WWW.IDEXCORP.COM.

IDEX CORPORATION

                                IDEX CORPORATION
                 CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                 FOURTH QUARTER ENDED                   YEAR ENDED
                                                                    DECEMBER 31,(a)                   DECEMBER 31,(a)
                                                                2004              2003             2004              2003
                                                            ------------      ------------     ------------      ------------

NET SALES                                                   $    242,550      $    197,961     $    928,297      $    797,920
COST OF SALES                                                    146,397           121,245          557,502           488,600
                                                            ------------      ------------     ------------      ------------
GROSS PROFIT                                                      96,153            76,716          370,795           309,320
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      57,830            48,755          221,411           199,458
                                                            ------------      ------------     ------------      ------------
OPERATING INCOME                                                  38,323            27,961          149,384           109,862
OTHER (EXPENSE) INCOME - NET                                        (135)              533             (743)              899
INTEREST EXPENSE                                                   3,853             3,370           14,764            14,091
                                                            ------------      ------------     ------------      ------------
INCOME BEFORE INCOME TAXES                                        34,335            25,124          133,877            96,670
PROVISION FOR INCOME TAXES                                        11,674             8,919           47,471            34,318
                                                            ------------      ------------     ------------      ------------
NET INCOME                                                  $     22,661      $     16,205     $     86,406      $     62,352
                                                            ============      ============     ============      ============

EARNINGS PER COMMON SHARE:

BASIC EARNINGS PER COMMON SHARE                             $        .45      $        .33     $       1.73      $       1.28

DILUTED EARNINGS PER COMMON SHARE                           $        .43      $        .32     $       1.68      $       1.25
                                                            ============      ============     ============      ============

SHARE DATA:

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  50,462            49,178           50,073            48,795

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                52,099            50,739           51,348            49,973
                                                            ============      ============     ============      ============

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                               DECEMBER 31,        DECEMBER 31,
                                                                                                  2004(a)             2003(a)
                                                                                               ------------        ------------

ASSETS
  CURRENT ASSETS
    CASH AND CASH EQUIVALENTS                                                                  $      7,274        $      8,552
    RECEIVABLES - NET                                                                               119,567             101,859
    INVENTORIES                                                                                     126,978             105,304
    OTHER CURRENT ASSETS                                                                              8,991               8,781
                                                                                               ------------        ------------
      TOTAL CURRENT ASSETS                                                                          262,810             224,496
  PROPERTY, PLANT AND EQUIPMENT - NET                                                               155,602             147,095
  GOODWILL - NET                                                                                    713,619             559,008
  INTANGIBLE ASSETS - NET                                                                            29,545              19,401
  OTHER NONCURRENT ASSETS                                                                            26,288              10,739
                                                                                               ------------        ------------
      TOTAL                                                                                    $  1,187,864        $    960,739
                                                                                               ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
    TRADE ACCOUNTS PAYABLE                                                                     $     71,405        $     56,252
    DIVIDENDS PAYABLE                                                                                 6,105               4,622
    ACCRUED EXPENSES                                                                                 70,745              54,807
                                                                                               ------------        ------------
      TOTAL CURRENT LIABILITIES                                                                     148,255             115,681
  LONG-TERM DEBT                                                                                    225,317             176,546
  OTHER NONCURRENT LIABILITIES                                                                      101,658              76,410
                                                                                               ------------        ------------
      TOTAL LIABILITIES                                                                             475,230             368,637
  SHAREHOLDERS' EQUITY                                                                              712,634             592,102
                                                                                               ------------        ------------
      TOTAL                                                                                    $  1,187,864        $    960,739
                                                                                               ============        ============

         SEE FOLLOWING PAGE FOR NOTES TO CONDENSED FINANCIAL STATEMENTS.

                                     -MORE-

IDEX CORPORATION

                                IDEX CORPORATION
                COMPANY AND BUSINESS GROUP FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

                                                      FOURTH QUARTER ENDED                     YEAR ENDED
                                                         DECEMBER 31,(a)                     DECEMBER 31,(a)
                                                     2004              2003              2004              2003
                                                 ------------      ------------      ------------      ------------

PUMP PRODUCTS
  NET SALES                                      $    144,797      $    117,469      $    542,336      $    456,516
  OPERATING INCOME(b)                                  25,122            20,000            93,356            70,436
  OPERATING MARGIN                                       17.3%             17.0%             17.2%             15.4%
  DEPRECIATION AND AMORTIZATION                  $      3,997      $      3,511      $     16,464      $     16,141
  CAPITAL EXPENDITURES                                  4,133             3,804            13,968            12,887

DISPENSING EQUIPMENT
  NET SALES                                      $     42,652      $     35,668      $    170,198      $    159,225
  OPERATING INCOME(b)                                   6,899             5,137            33,489            25,724
  OPERATING MARGIN                                       16.2%             14.4%             19.7%             16.2%
  DEPRECIATION AND AMORTIZATION                  $      1,398      $      1,422      $      5,616      $      5,881
  CAPITAL EXPENDITURES                                    808             1,312             2,769             2,967

OTHER ENGINEERED PRODUCTS
  NET SALES                                      $     56,117      $     45,496      $    219,006      $    185,022
  OPERATING INCOME(b)                                  13,068             8,409            47,120            32,990
  OPERATING MARGIN                                       23.3%             18.5%             21.5%             17.8%
  DEPRECIATION AND AMORTIZATION                  $      1,363      $      1,127      $      6,012      $      5,116
  CAPITAL EXPENDITURES                                    742             1,216             3,204             3,874

COMPANY
  NET SALES                                      $    242,550      $    197,961      $    928,297      $    797,920
  OPERATING INCOME                                     38,323            27,961           149,384           109,862
  OPERATING MARGIN                                       15.8%             14.1%             16.1%             13.8%
  DEPRECIATION AND AMORTIZATION(c)               $      7,614      $      6,588      $     30,949      $     29,475
  CAPITAL EXPENDITURES                                  6,292             6,704            21,097            20,318

----------

(a) INCLUDES ACQUISITIONS OF SPONSLER (JUNE 2003), CLASSIC ENGINEERING (SEPTEMBER 2003), SYSTEC (APRIL 2004) AND SCIVEX (MAY 2004) IN THE PUMP PRODUCTS GROUP AND VETTER (JANUARY 2004) AND DINGLEE (JULY 2004) IN THE OTHER ENGINEERED PRODUCTS GROUP FROM THE DATES OF ACQUISITION.

(b)  GROUP OPERATING INCOME EXCLUDES UNALLOCATED CORPORATE OPERATING EXPENSES.

(c)  EXCLUDES AMORTIZATION OF DEBT ISSUANCE EXPENSES.